Exhibit 99.3

PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED & CONDENSED)

(in thousands, except share and per share data)

On December 1, 2020, American Virtual Cloud Technologies, Inc. (“AVCT” or the “Company”) consummated a Purchase Agreement (the “Purchase Agreement”) that was previously entered into on August 5, 2020 with Ribbon Communications, Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT purchased the Sellers’ cloud-based enterprise services business (“Kandy”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with Kandy, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

Under the terms of the amended Purchase Agreement, AVCT issued, to Ribbon, 43,778 units of securities (the “Units”), subject to certain adjustments, as consideration for the Transaction. Each unit consists of (i) $1,000 in principal amount of the Company’s Series A convertible debentures (the “Debentures”) and (ii) a warrant to purchase 100 shares of the Company’s common stock at an exercise price of $0.01 per whole share (the “Warrants”). Accordingly, on December 1, 2020, the Company issued $43,778 in debentures to the Sellers and 4,377,800 warrants.

In connection with the Transaction, the Company also issued 10,000 Units to SPAC Opportunity Partners Investment Sub LLC (“SPACOps”).

The unaudited pro forma condensed combined balance sheet (the “Combined Balance Sheet”) as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations (the “Combined Statement of Operations”) for the nine months ended September 30, 2020 and the year ended December 31, 2019 (collectively, the “Pro Forma Combined Financial Information”) combine the historical financial information of AVCT and the historical financial information of Kandy and gives effect to the Transaction as if it had been consummated as of September 30, 2020, for the balance sheet, and the beginning of fiscal 2019 for the statements of operations. The Pro Forma Combined Financial Information is presented pursuant to Article 11 of the Securities and Exchange Commission’s (“SEC”) Regulation S-X, including early application of the SEC’s Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.

We derived the AVCT portion of the Pro Forma Combined Financial Information from the unaudited condensed consolidated financial statements of AVCT as of and for the periods ended September 30, 2020 and the audited financial statements of Stratos Management Systems, Inc. (“Computex”) for the year ended December 31, 2019. We derived the Kandy portion of the Pro Forma Combined Financial Information from the unaudited abbreviated financial statements of Kandy as of and for the periods ended September 30, 2020 and its audited abbreviated financial statements as of and for the year ended December 31, 2019, both of which are included elsewhere in this filing. Accordingly, the Pro Forma Combined Financial Information should be read in conjunction with the following:

●	AVCT’s unaudited condensed consolidated financial statements as of and for the periods ended September 30, 2020 included in AVCT’s 10-Q filed with the SEC on November 16, 2020

●	the audited financial statements of Computex as of and for the year ended December 31, 2019 included in the Form 8-K filed with the SEC on April 14, 2020

●	Kandy’s unaudited abbreviated financial statements as of and for the period ended September 30, 2020 included elsewhere in this filing

●	Kandy’s audited abbreviated financial statements as of and for the year ended December 31, 2019 included elsewhere in this filing

●	The other information included and/or incorporated by reference into this filing.

The Pro Forma Combined Financial Information reflects Transaction Accounting Adjustments that the Company believes are necessary to present the Company’s Pro Forma Combined Financial Information following the closing of the Transaction as of and for the periods indicated. The Transaction Accounting Adjustments are based on currently available information and assumptions that the Company believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Transaction, and reflective of adjustments necessary to report the Company’s balance sheet and statements of operations as if AVCT completed the Transaction as of September 30, 2020 for the balance sheet and the beginning of fiscal 2019 for the statements of operations.

In the Pro Forma Combined Financial Information, the acquisition of Kandy under the Business Combination Agreement is accounted under the acquisition method in accordance with FASB ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, AVCT is treated as the acquirer for financial reporting purposes and Kandy is treated as the acquiree. The acquisition method of accounting of ASC 805 uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under ASC 805, acquisition-related transaction costs are not included as a component of the consideration transferred but, instead, are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs generally include advisory, legal and accounting fees.

The Pro Forma Combined Financial Information is for informational purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated. Further, the Pro Forma Financial Information does not purport to project the future operating results or financial position of the Company following the completion of the Transaction. The Transaction Accounting Adjustments represent management’s estimates, based on information available as of the date that the Pro Forma Combined Financial Information was prepared. As a result, the Pro Forma Combined Financial Information is subject to change as additional information becomes available and as additional analyses are performed. Accordingly, they do not reflect synergies or actions that management may make at a later date nor do they reflect the cost of integration activities. Also, the accounting policies applied are those of AVCT’s. More detailed reviews may result in further changes to accounting policies. In addition, since the purchase consideration has not been finalized and final valuation procedures have not yet been completed, the final purchase consideration and the purchase price allocation may differ materially from the Pro Forma Combined Financial Information included herein. Assumptions and estimates underlying the Transaction Accounting Adjustments are described in the accompanying notes.

American Virtual Cloud Technologies, Inc.

Unaudited Pro forma Condensed Combined Balance Sheets

September 30, 2020

(In thousands, except share and per share data)

			Transaction
			Accounting			Pro Forma
	AVCT (3A)	Kandy (3B)	Adjustments			Combined
	Successor
ASSETS
Current assets:
Cash	$3,715	$-	$10,000	3	C)	$13,715
Restricted cash	688	-	-			688
Trade receivables, net	19,030	3,105	-			22,135
Prepaid expenses	2,213	-	-			2,213
Inventory	649	-	-			649
Other current assets	53	168	-			221
Total current assets	26,348	3,273	10,000			39,621
Property and equipment, net	7,765	3,216	(286)	3	D)	10,695
Other assets:
Goodwill	42,129	-	7,320	3	E)	49,449
Other intangible assets, net	23,142	-	35,741	3	F)	58,883
Other noncurrent assets	67	-	-			67
Total other assets	65,338	-	43,061			108,399
TOTAL ASSETS	$99,451	$6,489	$52,775			$158,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$27,524	$4,892	$1,984	3	G)	$34,400
Deferred revenue	1,536	459	-			1,995
Line of credit	8,487	-	-			8,487
Current portion of notes payable and capital leases	8,991	-	-			8,991
Subordinated promissory note	500	-	-			500
Total current liabilities	47,038	5,351	1,984			54,373
Long-term liabilities
Line of credit	-	-	-			-
Notes payable and capital leases (net of current portion and deferred financing fees)	1,558	-	-			1,558
Convertible Debentures, net of discount - related party	10,632	-	-	3	H)	10,632
Convertible Debentures, net of discount	26,634	-	-			26,634
Deferred tax liability	3,443	-	-			3,443
Other liabilities	82	882	(747)	3	I)	217
Total long-term liabilities	42,349	882	(747)			42,484
Total liabilities	89,387	6,233	1,237			96,857

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 authorized; none issued and outstanding	-	-	-			-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 19,753,061 shares issued and outstanding	2	-	-			2
Additional paid-in capital	34,988	-	53,778	3	J)	88,766
Accumulated deficit	(24,926)	-	(1,984)	3	K)	(26,910)
Total stockholders’ equity	10,064	-	51,794			61,858
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$99,451	$6,233	$53,031			$158,715

See notes to the unaudited pro forma condensed combined financial information

American Virtual Cloud Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(In thousands, except share and per share data)

	AVCT April 7, 2020 through September 30, 2020 (4A)	AVCT January 1, 2020 through April 6, 2020 (4B)	Kandy January 1, 2020 through September 30, 2020 (4C)	Transaction Accounting Adjustments			Pro Forma Combined
	Successor	Predecessor
Revenues:
Hardware	$26,870	$10,587	$-	$-			$37,457
Software and maintenance	2,734	1,459	-	-			4,193
Managed and professional services	15,188	6,880	2,753	-			24,821
Cloud subscription	-	-	7,493	-			7,493
Other	273	111	-	-			384
Total revenues	45,065	19,037	10,246	-			74,348

Cost of revenue	31,362	12,426	7,469	2,654	4	D)	53,911

Gross profit	13,703	6,611	2,777	(2,654)			20,437

Research and development	-	-	12,356	(51)	4	D)	12,305
Selling, general and administrative expenses	17,617	7,835	3,727	547	4	E)	29,726

Loss from operations	(3,914)	(1,224)	(13,306)	(3,150)			(21,594)

Other (expense) income
Interest expense - related party	(1,151)	-	-	(20,697)	4	F)	(21,848)
Interest expense	(3,389)	(384)	-	-			(3,773)
Other (expense) income	(25)	31	-	-			6
Total other expenses	(4,565)	(353)	-	(20,697)			(25,615)

Net loss before income taxes	(8,479)	(1,577)	(13,306)	(23,847)			(47,209)

Provision for income taxes	(33)	(12)	-	-			(45)

Net loss	$(8,512)	$(1,589)	$(13,306)	$(23,847)			$(47,254)

Loss per share - basic and diluted	$(0.43)	$(1,587.30)	$-	$-			$(2.40)

Weighted average shares outstanding - basic and diluted	19,657,811	1,000	-	-			19,657,811

See notes to the unaudited pro forma condensed combined financial information

American Virtual Cloud Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2019

(In thousands, except share and per share data)

	AVCT (5A)	Kandy (5B)	Transaction Accounting Adjustments			Pro Forma Combined
	Predecessor
Revenues:
Hardware	$52,655	$-	$-			$52,655
Software and maintenance	5,615	-	-			5,615
Services	27,003	-	-			27,003
Cloud subscription	-	5,568	-			5,568
Other	443	2,979	-			3,422
Total revenues	85,716	8,547	-			94,263

Cost of revenue	61,309	8,065	3,554	5	C)	72,928

Gross profit	24,407	482	(3,554)			21,335

Research and development	-	15,767	(29)	5	C)	15,738
Selling, general and administrative expenses	28,021	7,474	4,264	5	D)	39,759

Loss from operations	(3,614)	(22,759)	(7,789)			(34,162)

Other (expense) income
Interest expense - related party	-	-	(27,094)	5	E)	(27,094)
Interest expense	(1,260)	-	-			(1,260)
Other (expense) income	524	-	-			524
Total other expenses	(736)	-	(27,094)			(27,830)

Net loss before income taxes	(4,350)	(22,759)	(34,883)			(61,992)

Provision for income taxes	(33)	-	-			(33)

Net loss	$(4,383)	$(22,759)	$(34,883)			$(62,025)

Loss per share - basic and diluted	$(4,383.83)	$-	$-			N/M

Weighted average shares outstanding - basic and diluted	1,000	-	-			N/M

See notes to the unaudited pro forma condensed combined financial information

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED & CONDENSED)

(in thousands, except share and per share data)

Note 1. Basis of Pro Forma Presentation

Overview

The Pro Forma Combined Financial Information has been prepared assuming the Transaction is accounted for using the acquisition method of accounting with AVCT as the acquiring entity and Kandy as the acquiree. Under the acquisition method of accounting, AVCT’s assets and liabilities will retain their carrying amounts while the assets and liabilities of Kandy will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The Transaction Accounting Adjustments have been prepared as if the Transaction had taken place on September 30, 2020 in the case of the Combined Balance Sheet, and on January 1, 2019 in the case of the Combined Statements of Operations.

As a result of an earlier merger, AVCT distinguishes between its historical financial information for the period prior to April 7, 2020 (“Predecessor period”) and its historical financial information for the period on and after April 7, 2020 (“Successor”). That earlier merger was accounted for under the acquisition method of accounting in which AVCT was the acquirer, and the Successor historical financial statements reflect a different basis of accounting based on the fair values of net assets acquired.

The acquisition method of accounting is based on ASC 805, and uses the fair value concepts defined in ASC 820. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

The Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The Pro Forma Combined Financial Information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

Note 2. Preliminary Allocation of Purchase Price

The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration will be determined after the completion of a detailed analysis to determine the fair value of all assets acquired, but in no event later than one year following the closing of the Transaction. Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented herein. Any later adjustments to the fair values of the assets acquired and liabilities assumed, compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the closing of the Transaction, including impacts on depreciation and amortization related to some of the assets. The purchase consideration was preliminarily allocated as follows:

Consideration paid:
Convertible debentures with warrants that grant the right to acquire 4,377,800 shares of common stock at an exercise price of $0.01 per share	$43,778

Assets acquired (liabilities assumed):
Current assets	$3,273
Furniture & equipment	2,930
Acquired technology	21,531
Tradenames and trademarks	2,153
Customer relationships	10,765
In process research and development (IPR&D)	1,292
Current liabilities	(5,351)
Other liabilities	(135)
Total net assets acquired	36,458

Goodwill	$7,320

Note 3. Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

A.	Represents AVCT’s unaudited historical condensed consolidated balance sheet as of September 30, 2020.

B.	Represents Kandy’s unaudited historical statement of assets and liabilities assumed as of September 30, 2020.

C.	Represents cash received from the issuance of Units to SPACOps in connection with the purchase of Kandy.

D.	Represents a fair value adjustment relating to property, plant and equipment.

E.	Represents the excess of the purchase price over the preliminary net assets acquired (see Note 2).

F.	Represents the preliminary fair value adjustment related to intangible assets, and consists of the following:

	Estimated Useful Life (in years)	Estimated Fair Value
Acquired technology	6	$21,531
Tradenames and trademarks	4	2,153
Customer relationships	10	10,765
In process research and development (IPR&D)	NA	1,292
		$35,741

G.	Represents accrued transaction costs consisting of professional fees.

H.

Reflects no impact to the convertible Debentures as the convertible Debentures issued in connection with the Transaction are expected to be fully offset by the discount as shown in the following table:

		Discount (discussed in J below)
	Principal	Relative fair value of warrants	Beneficial conversion feature	Total discount	Net
Issued to Ribbon	$43,778	$(14,159)	$(29,619)	$(43,778)	$-
Issued to SPACOps	10,000	(3,234)	(6,766)	(10,000)	-
	$53,778	$(17,393)	$(36,385)	$(53,778)	$-

I.	Represents the transaction accounting adjustments for liabilities not assumed by AVCT.

J.

Represents the pro forma discount arising from the issuance of the Debentures, consisting of the relative fair value of the warrants and the effect of a beneficial conversion feature associated with the Debentures (see H above). The relative fair value of the warrants was determined to be $17,393, using the Black-Scholes model in which the following assumptions were used:

○	stock price volatility – 75%

○	exercise price – $0.01

○	risk-free interest rate – 0.42%

○	stock price – $4.79

The beneficial conversion feature, which was evaluated in accordance with the ASC 470-20 “Debt with Conversion and Other Options” was determined to be $36,385 and arose as a result of the conversion price of the convertible Debentures being below the stock price on the closing date of the Transaction. The amount represents the intrinsic value of the embedded beneficial conversion feature, which was limited to the proceeds allocated to the convertible Debentures, and, along with the relative fair value of the warrants, was recognized as additional paid-in capital and reduced the carrying value of the convertible Debentures.

K.	Represents the accrued transaction costs discussed in G) above.

Note 4. Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2020

A.	Represents AVCT’s unaudited condensed consolidated statement of operations for the Successor period April 7, 2020 through September 30, 2020.

B.	Represents AVCT’s unaudited condensed consolidated statement of operations for the Predecessor period January 1, 2020 through April 6, 2020.

C.	Represents Kandy’s unaudited historical abbreviated statement of revenues and direct expenses for the nine months ended September 30, 2020.

D.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the nine months ended September 30, 2020.

E.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the nine months ended September 30, 2020, net of the elimination of transaction costs incurred during the nine months ended September 30, 2020.

F.	Represents amortization of the discount and paid-in-kind interest on the Debentures (See Note 3H above).

Note 5. Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

A.	Represents Computex’s audited historical consolidated statement of operations for the year ended December 31, 2019.

B.	Represents Kandy’s audited historical abbreviated statement of revenues and direct expenses for the year ended December 31, 2019.

C.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the year ended December 31, 2019.

D.	Represents estimated nonrecurring transaction-related expenses incurred related to the Transaction (including amounts incurred and paid prior to the Transaction) and a portion of the incremental amortization of identified definite-lived intangible assets for the year ended December 31, 2019.

E.	Represents the amortization of the discount and paid-in-kind interest on the Debentures (See Note 3H above).

The proforma adjustments for the year ended December 31, 2019 include the impact of items with a nonrecurring effect on the proforma condensed combined statements of operations, such as estimated total transaction costs of $2,649.